Exhibit 10.2
GENERAL WARRANTY DEED
Excise Stamps $
Tax Lot No. 047-168-27                      Parcel Identifier No.
Verified by Mecklenburg County on the 20th day of January, 2011
by
Mail after recording to NEXSEN PRUET, PLLC (R/D B0X 165) (JDM)
This instrument was prepared by NEXSEN PRUET, PLLC (JDMc)

Brief Description for the index Lot 4, Plat 33/541
NORTH CAROLINA GENERAL WARRANTY DEED
THIS DEED made this 20th day of January, 2011, by and between

GRANTOR	GRANTEE

NNN VF FOUR RESOURCE SQUARE, LLC, a Delaware limited liability company	FOUR RESOURCE SQUARE, LLC, a Delaware limited liability company

c/o Triple Net Properties, LLC 1551 N. Tustin Avenue, Ste. 300 Santa Ana, CA 92705	Property Address: 10735 David Taylor Drive Charlotte, NC 28262

Mailing Address: c/o RAIT Financial Trust Cira Centre 2929 Arch Street, 17th Floor Philadelphia, PA 19104
The designation Grantor and Grantee as used herein shall include said parties, their heirs, successors, and assigns, and shall include singular, plural, masculine, feminine or neuter as required by context.
WITNESSETH, that the Grantor, for a valuable consideration paid by the Grantee, the receipt of which is hereby acknowledged, has and by these presents does grant, bargain, sell and convey unto the Grantee in fee simple, all that certain lot or parcel of land situated in City of Charlotte, Mecklenburg County, North Carolina and more particularly described as follows:
SEE EXHIBIT “A” ATTACHED HERETO

The property hereinabove described was acquired by Grantor by North Carolina General Warranty Deed recorded in Book 21912 at Page 818 in the Mecklenburg County Public Registry.
A map showing the above described property is recorded in Map Book 33 Page 541
TO HAVE AND TO HOLD the aforesaid lot or parcel of land and all privileges and appurtenances thereto belonging to the Grantee in fee simple.
And the Grantor covenants with the Grantee, that Grantor is seized of the premises in fee simple, has the right to convey the same in fee simple, that title is marketable and free and clear of all encumbrances, and that Grantor will warrant and defend the title against the lawful claims of all persons whomsoever except for the exceptions hereinafter stated.
Title to the property hereinabove described is subject to the following exceptions:
All valid and enforceable easements, restrictions and covenants of record.
IN WITNESS WHEREOF, the Grantor has hereunto placed its hand and seal, and has caused this instrument to be signed, the day and year first above written.

NNN VF FOUR RESOURCE SQUARE, LLC, a Delaware limited liability company

By:	NNN 2003 Value Fund, LLC, a Delaware limited liability company, its Sole Member

	By:	Grubb & Ellis Realty Investors, LLC, a Virginia limited liability company, its Manager

		By:	/s/ Steven Shipp Name: Steven Shipp
Title: Executive Vice President
ACKNOWLEDGEMENT

STATE OF CALIFORNIA	)
	)	SS.
COUNTY OF ORANGE	)
On January 18, 2011, before me, P.C. Han, Notary Public, personally appeared Steven Shipp, who proved to me on the basis of satisfactory evidence to be the person(s) whose name is subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon which the person(s) acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.
WITNESS my hand and official seal.
Signature: /s/ P.C. Han (Seal)
Notary Public
Name: P.C. Han
My commission Expires: June 25, 2011